Exhibit 99.1

Jean Bua Joins CoreSite Realty Corporation’s Board of Directors

Denver, CO — May 25, 2017 — CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced that Jean Bua, Executive Vice President and Chief Financial Officer at NETSCOUT SYSTEMS, INC., has been elected as an independent director to CoreSite’s board of directors, effective May 24, 2017. Adding Ms. Bua to the board increases CoreSite’s board to 8 members.

“We are pleased to have Jean join CoreSite’s board,” said Robert Stuckey, Chairman of CoreSite’s Board of Directors. “Jean’s unique mix of both technology and REIT experience, complemented by her financial acumen, will be a valuable addition to our Board and Audit Committee.”

Ms. Bua is the Executive Vice President and Chief Financial Officer at NETSCOUT SYSTEMS, INC. In this role, she is responsible for investor relations, treasury, financial planning and analysis, real estate development, accounting, and compliance.

Before joining NETSCOUT SYSTEMS, INC., Ms. Bua served as Executive Vice President, Finance and Treasurer of American Tower Corporation. Prior to American Tower, Ms. Bua spent nine years at Iron Mountain, Inc., concluding as Senior Vice President, Chief Accounting Officer, and Worldwide Controller. Previously, she held senior positions at Duracraft Corp. and Keithley Instruments, and she was a management consultant at Ernst & Young and an auditor at KPMG.

“I’m excited to be part of this rapidly growing organization and look forward to making a great contribution to CoreSite’s continued success,” Ms. Bua said.

Ms. Bua earned a Bachelor of Science in Business Administration, summa cum laude, from Bryant University and a Master of Business Administration from the University of Rhode Island.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,000 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 400+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276

Greer.Aviv@CoreSite.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: any adverse developments in local economic conditions or the demand for data center space in these markets; operational difficulties, including difficulties relating to information systems, internal processes and information security; significant industry competition; financial market fluctuations; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the Securities and Exchange Commission.